Exhibit 99.1

Adial Pharmaceuticals Enters Into Option Agreement

for Sale of Purnovate Assets to Adenomed

Adial to focus on late-stage clinical development for AD04 for alcohol use disorder; potential sale of Purnovate to new company formed by former Adial CEO and current Purnovate CEO, William Stilley

Potential development/commercial milestone payments of up to $83 million on first three compounds plus equity stake and ongoing royalties

Charlottesville, VA – Feb. 01, 2023 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”) a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced it has entered into an option agreement for the sale of the assets of Purnovate, Inc. (“Purnovate”), a wholly owned subsidiary of Adial, to Adenomed, LLC (“Adenomed”), a new company formed by Purnovate CEO, William Stilley, founder and former CEO of Adial.

Under the terms of the agreement, Adenomed will have 120 days to exercise the option with the right to purchase two 30-day extensions. Upon exercise of the option Adial would receive $450,000, and then be reimbursed for any Purnovate expenditures incurred and paid after December 1, 2022. Under the acquisition agreement, the Company would also be eligible to receive up to approximately $11 million in development and approval milestones for each compound (up to $33 million in total development and approval milestones for the first three compounds alone), as well as a total of $50 million in additional commercial milestones, for a total consideration of up to $83 million with potential milestone payments on additional compounds. Additionally, the Company would receive a low, single-digit royalty and acquire a 19.9% equity stake in Adenomed. Through this transaction, Adenomed would assume all current Adial obligations related to Purnovate.

Cary Claiborne, President and Chief Executive Officer of Adial, stated, “Our focus for Adial is on the late-stage development and approval program for AD04 for the treatment of alcohol use disorder (AUD). To maximize the value of the early-stage assets in Purnovate, we believe they are best suited in the hands of a separate company. If Adenomed exercises the option as expected, Adial would receive upfront non-dilutive funding and maintain meaningful downstream economics. Additionally, this would significantly reduce our current burn rate and extend our cash runway. With regards to AD04, we will soon provide an update on our detailed strategic plan as we continue discussions with potential pharmaceutical partners both in the US and in Europe.”

Mr. Stilley commented, “The set-up of the new company and this option agreement represent an opportunity for me to help maximize the value of Purnovate’s drug candidates for Adial shareholders. Adenosine is a critical neurotransmitter that is known to be involved in a host of different medical conditions. Our bioavailability technology is expected to enable the use of best-in-class adenosine-based therapies in numerous applications across a variety of important unmet medical needs. My focus going forward will be the new company. While I expect to depart Adial at the executive level upon Adenomed’s exercise of the option, I will continue to work with the company as a collaborator and remain a board member and significant shareholder.”

Purnovate is focused on inventing and developing best-in-class adenosine receptor agonists and antagonists. The adenosine receptors have been associated with a broad range of disease classes, including pain, oncology, addiction, pulmonary, inflammation and others. Historically, the majority of historical adenosine compounds have been limited to a nonclinical setting due in part to inadequate solubility profiles that limit their distribution to the target tissue (bioavailability). The Purnovate technology is designed to address this limitation by delivering substantially improved biodistribution. These next-generation compounds have already demonstrated preclinical efficacy and are being advanced towards clinical studies.

The proposed transaction was independently evaluated and unanimously approved, first by the Audit Committee of the Board of Directors, and then by the full Board of Directors, with Mr. Stilley, a current board member, abstaining from the vote.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes (estimated to be approximately one-third of the AUD population) identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. The Company is also developing adenosine analogs for the treatment of pain and other disorders. Additional information is available at www.adial.com.

About Purnovate, Inc.

Purnovate, Inc., a wholly owned subsidiary of Adial Pharmaceuticals, Inc., is a pharmaceutical development and chemistry company focused on inventing and developing best-in-class drug candidates targeting the adenosine receptors.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding the Company’s proposed sale of Purnovate to Adenomed, entering into a definitive agreement for the transaction pursuant to which the Company will receive $450,000 upon the exercise of the option and then be reimbursed for any Purnovate expenditures incurred and paid after December 1, 2022, the Company receiving up to approximately $11 million in development and approval milestones for each compound and a total of $50 million in additional commercial milestones, for a total consideration of up to $83 million on first three compounds, receiving potential milestone payments on additional compounds, a single-digit royalty and a 19.9% equity stake in Adenomed, maximizing the value of the early-stage assets in Purnovate, significantly reducing the Company’s current burn rate and extending its cash runway, providing an update with regards the Company’s detailed strategic plan for AD04, continuing discussions with potential pharmaceutical partners both in the US and in Europe and Purnovate’s bioavailability technology enabling the use of best-in-class adenosine-based therapies in numerous applications across a variety of important unmet medical needs and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to complete the proposed sale of Purnovate to Adenomed as planned and receive up to $83 million in development/commercial milestones and other compensation as contemplated, our ability to reduce our current burn rate and extend our cash runway, our ability to implement our strategic plan for AD04 and continue discussions with potential pharmaceutical partners, the ability of Purnovate’s bioavailability technology to enable the use of best-in-class adenosine-based therapies in numerous applications across a variety of important unmet medical needs, our ability to complete clinical trials on time and achieve desired results and benefits as expected, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Natalya Rudman

Tel: 212-671-1021

Email: adil@crescendo-ir.com